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                                 AMENDMENT NO. 3
                                       TO
                        RESTRICTED STOCK AWARD AGREEMENT

     THIS Amendment (the "Amendment"), dated as of October 31, 2003, to the Restricted Stock Award Agreement, dated May 8, 2003, as amended, is entered into between Jarden Corporation, a Delaware corporation (the "Company") and Ian G.H. Ashken (the "Employee").

WITNESSETH:

     WHEREAS, the Employee and the Company are parties to that certain Restricted Stock Award Agreement dated May 8, 2003, as amended (the "Agreement"); and

     WHEREAS, the parties mutually desire to further amend the Agreement on the terms and conditions set forth more fully below.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, the Company and the Employee hereby agree as follows:

     1. Section 2.a. of the Agreement is hereby amended and restated in its entirety to read as follows:

          "(a) Vesting. The Restricted Shares shall vest and become nonforfeitable upon the earlier of:

     (i) the earlier to occur of (A) the date that the per share stock price of the Common Stock equals or exceeds forty-two dollars ($42.00), subject to adjustment pursuant to Section 18.4 of the Plan or as otherwise mutually agreed in writing between the parties, or (B) the date that the annualized revenues of the Company exceed eight hundred million dollars ($800,000,000) (for purposes of clarity, the term "stock price" in (A) above means the closing stock price of the Common Stock); provided, however, that if such restrictions shall lapse during a period in which the Restricted Stockholder is subject to additional restrictions on the sale, transfer, assignment or other disposition of shares of Common Stock as a result of a "lock up" agreement, all of such shares shall vest immediately upon the expiration of such "lockup" agreement or the earlier waiver of such "lockup" agreement in regard to any, even if less than all, of the shares of Common Stock subject to such "lockup" agreement; or

     (ii) the date there is a Change-of-Control Event of the Company."

     2. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect as the same was in effect immediately prior to the effectiveness of this Agreement.


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     IN WITNESS WHEREOF, each of the parties hereto has duly executed this
Agreement as of the date set forth above.

                                       JARDEN CORPORATION


                                       By: /s/ Martin E. Franklin
                                          -------------------------------
                                          Name:   Martin E. Franklin
                                          Title:  Chairman and
                                                  Chief Executive Officer



                                          /s/ Ian G.H. Ashken
                                       -------------------------------
                                       Ian G.H. Ashken